                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT (this "AGREEMENT") is made as of this 15th day of December, 2000 (the "EFFECTIVE DATE"), by and between BioSante Pharmaceuticals, Inc. (the "COMPANY") and Leah Lehman, Ph.D. ("EMPLOYEE").

                                    RECITALS

         WHEREAS, the Company desires to employ Employee and Employee desires to accept Employment with the Company pursuant to the terms of this Agreement.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Employee hereby agree as follows:

                                    ARTICLE I

                               EMPLOYMENT SERVICES

         1.1. EMPLOYMENT. The Company hereby employs Employee as Vice President of Clinical Development and Employee hereby accepts such employment, upon the terms and conditions of this Agreement.

         1.2. TERM OF EMPLOYMENT. The term of Employee's employment under this Agreement shall be for an initial period commencing on January 1, 2001, and ending on December 31, 2001 (the "INITIAL TERM"). Following the expiration of the Initial Term, this Agreement shall automatically renew for one-year periods (each such one-year period is referred to as a "RENEWAL TERM") and continue until the earlier of (i) the Company providing Employee thirty (30) days written notice prior to the expiration of either the Initial Term or any Renewal Term of its desire to terminate this Agreement or (ii) Employee providing the Company thirty (30) days prior written notice prior to the end of either the Initial Term or any Renewal Term of her desire to terminate this Agreement. The Initial Term and any Renewal Term(s) are collectively referred to as the "EMPLOYMENT TERM." Notwithstanding the provisions of this SECTION 1.2, this Agreement may be terminated prior to the expiration of the Initial Term or any Renewal Term in accordance with the provisions of SECTION 3.1 hereof.

         1.3.    ACTIVITIES AND DUTIES DURING EMPLOYMENT.

                 (a) Employee represents and warrants to the Company that she has no other commitments or obligations of any kind to anyone else which would hinder or interfere with her acceptance of her obligations hereunder, or the exercise of her best efforts as an employee of the Company.

                 (b) During the Employment Term, Employee shall diligently perform such duties and responsibilities consistent with the position set forth in SECTION 1.1 and, in furtherance thereof, such duties and responsibilities as the Company's president and chief executive officer (the "CEO"), shall from time to time assign her. Employee shall be Vice President of Clinical Development of the Company with responsibility as is typical for executives with a similar title in similar entities, subject to the overall control and authority of the Company's CEO and the Company's board of directors (the "BOARD"). Employee shall initially report to the CEO. Thereafter, Employee shall report to the person designated by the CEO. Employee shall be based at, and shall perform her duties at, an office located in Lincolnshire, Illinois, or the surrounding suburban areas. Employee shall travel to other locations at such times as may be appropriate to her performance of her duties and responsibilities under this Agreement.

                 (c) During the Employment Term, Employee agrees to devote, on a full time basis, all of her business hours, attention and skills to the business and affairs of the Company.

                                   ARTICLE II

                                  COMPENSATION

         2.1. BASE SALARY. The Company shall pay Employee an annual base salary in the amount of One Hundred Eighty Thousand and 00/100 Dollars ($180,000.00), payable in accordance with the Company's standard payroll practices. During the Employment Term, the CEO shall give Employee an annual performance review and the CEO and the compensation committee of the Board shall review the base salary of Employee annually, and make such adjustments to such base salary as it deems reasonable and appropriate.

         2.2.    BONUS COMPENSATION. Commencing on January 1, 2002, the
Company may, at its option, pay Employee a bonus in cash or otherwise in an amount determined by the CEO, in consultation with the compensation committee of the Board, up to a maximum of 30% of Employee's annual base salary.

         2.3. WITHHOLDINGS AND DEDUCTIONS. All compensation payable to Employee pursuant to this Agreement shall be subject to such withholdings and deductions by the Company as are required by law.

         2.4. REIMBURSEMENT OF EXPENSES. The Company shall reimburse Employee for all reasonable and necessary expenses incurred by Employee while performing her duties under this Agreement, subject to provision by Employee of documentation satisfactory to the Company.

         2.5.    BENEFIT PLANS; VACATION. During the Employment Term,
Employee shall be entitled to receive all fringe benefits and perquisites and to participate in all benefit programs normally available to other employees holding positions similar to that of Employee hereunder (subject to all applicable eligibility rules thereof), as may be in effect from time to time, including such insurance or other benefit programs as may be implemented by the Company. During the Employment Term, Employee shall be entitled to receive three weeks of paid vacation annually. Employee's ability to carry over vacation from year to year is subject to company policy as described in the Company's employee handbook.

         2.6. KEY-PERSON INSURANCE POLICY. During the Employment Term, the Company may, in its sole discretion, maintain "key-person" life insurance coverage (the "POLICY") with respect to Employee. Employee shall submit to any reasonable physical exam required. The Company shall be the sole beneficiary of the Policy and nothing contained herein or through any course of dealing shall create any interest of Employee in the Policy. At such time as the Company elects to terminate its ownership of the Policy, it will notify Employee of said determination and allow her a reasonable period of time to elect to continue the coverage for her benefit by means of Employee paying the Company an amount equal to the unamortized prepaid premium and the cash value of the Policy. Thereafter, Employee will be responsible to make all further payments due under the Policy.

         2.7. AUTOMOBILE ALLOWANCE. The Company shall provide Employee with a monthly stipend of Six Hundred and 00/100 Dollars ($600.00) for automobile use.


                                   ARTICLE III

                                   TERMINATION

         3.1. TERMINATION OF AGREEMENT. Notwithstanding SECTION 1.2 hereof, the Employment Term shall terminate immediately upon the occurrence of any of the following events: (a) death of Employee; (b) Legal Disability of Employee, as defined in SECTION 3.2; (c) election by the Company to terminate Employee for Cause, as defined in SECTION 3.4; (d) election by the Company (whether for Cause or not) during the first six months of the Initial Term; (e) by either the Company or Employee for any reason (whether for Cause or not) upon the expiration of thirty (30) days from the date when the terminating party gives written notice to the other party; or (f) election by Employee to terminate this Agreement for Good Reason, as defined in SECTION 3.9 of this Agreement.

         3.2. LEGAL DISABILITY. For the purposes of this Agreement, the term "LEGAL DISABILITY" shall mean the inability of Employee, due to illness, accident or other physical or mental incapacity, to perform substantially all of her regular duties as an employee of the Company for a period (whether continuous or periodic) of six (6) months during any twelve (12) month period, or a physical or mental incapacity in which there is no hope of recovery within eight (8) months. In the event that there is any dispute as to Employee's Legal Disability, a determination shall be made at the written request of either the Company or Employee sent to the other (and within thirty (30) days after such request) by a majority of three physicians, one of whom shall be selected and paid by Employee, one selected and paid by the Company and the third selected by the two physicians so selected with the cost of such third physician being borne equally by Employee and the Company.

         3.3. EFFECT OF TERMINATION UPON DEATH OR LEGAL DISABILITY. In the event Employee is terminated for death or Legal Disability, this Agreement shall immediately terminate and the

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Company shall pay Employee or Employee's estate all amounts due through the date of termination and shall owe Employee, or Employee's estate, no further amounts under this Agreement.

         3.4. CAUSE. The term "CAUSE" as used herein shall mean any of the following acts or omissions:

                 (a) Employee's theft, embezzlement or other act of dishonesty;

                 (b) A material default by Employee in the performance or observance of any promise or undertaking of Employee under this Agreement, including, without limitation, willful failure to follow instructions of the CEO or the Board, which default shall continue for a period of thirty (30) days after written notice thereof from the Company to Employee;

                 (c) The commission of an act or acts by Employee in the performance of her duties hereunder amounting to gross negligence or willful or wanton misconduct, as determined by the Company in the exercise of its reasonable judgment; or

                 (d) Employee's conviction of, or guilty or nolo contendre plea to, or confession of, a Class A-type felony or a felony involving moral turpitude.

         3.5. EFFECT OF TERMINATION FOR CAUSE. In the event Employee is terminated for Cause, this Agreement shall immediately terminate and the Company shall pay Employee all amounts due through the date of termination and shall owe Employee no further amounts under this Agreement.

         3.6. EFFECT OF TERMINATION OTHER THAN FOR CAUSE, UPON DEATH OR FOR LEGAL DISABILITY DURING THE FIRST SIX MONTHS OF THE INITIAL TERM. In the event Employee is terminated (with or without Cause) during the first six months of the Initial Term, this Agreement shall immediately terminate and the Company shall pay Employee all amounts due through the date of termination and shall owe Employee no further amounts under this Agreement.

         3.7. EFFECT OF TERMINATION OTHER THAN FOR CAUSE, UPON DEATH OR FOR LEGAL DISABILITY DURING THE FINAL SIX MONTHS OF THE INITIAL TERM . In the event Employee is terminated other than for Cause during the final six months of the Initial Term or if this Agreement is not renewed after the Initial Term, the Company shall (i) pay Employee a severance benefit equal to Employee's base salary for the shorter of (A) six months or (B) the date upon which Employee obtains full-time employment or returns to consulting (such period is the "INITIAL TERM SEVERANCE PERIOD"); (ii) continue to allow Employee to participate during the Initial Term Severance Period, at the Company's expense, in the Company's group health and dental insurance programs; and (iii) reimburse Employee for any and all unused vacation days accrued to the date of such termination. The compensation provided for in this SECTION 3.7 will constitute Employee's sole and exclusive remedy for such termination. Employee will not be entitled to any other

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termination or severance payment which might otherwise be payable under any other agreement between Employee and the Company or under any policy of the Company.

         3.8. EFFECT OF TERMINATION OTHER THAN FOR CAUSE, UPON DEATH OR FOR LEGAL DISABILITY FOR ANY RENEWAL TERM . In the event Employee is terminated other than for Cause during any Renewal Term or if this Agreement is not renewed after any Renewal Term, the Company shall (i) pay Employee a severance benefit equal to Employee's base salary for the shorter of (A) twelve months or (B) the date upon which Employee obtains full-time employment or returns to consulting (such period is the "RENEWAL TERM SEVERANCE PERIOD"); (ii) continue to allow Employee to participate during the Renewal Term Severance Period, at the Company's expense, in the Company's group health and dental insurance programs; and (iii) reimburse Employee for any and all unused vacation days accrued to the date of such termination. The compensation provided for in this SECTION 3.8 will constitute Employee's sole and exclusive remedy for such termination. Employee will not be entitled to any other termination or severance payment which might otherwise be payable under any other agreement between Employee and the Company or under any policy of the Company.

         3.9. TERMINATION FOR GOOD REASON. Notwithstanding any other provisions of this Agreement, Employee shall be entitled to terminate this Agreement upon thirty (30) days written notice to the Company for Good Reason, as defined in this SECTION 3.9. "Good Reason" means: (i) the Company's exclusion or removal of Employee from participation in any fringe benefit or compensation plan, retirement plan, life insurance plan, health or disability plan available to other personnel of the Company holding comparable positions to that of Employee; provided; however, that nothing in this SECTION 3.9 shall prevent the Company from discontinuing or altering any fringe benefit so long as Employee is not treated differently than other employees of the Company holding comparable positions, (ii) the reduction of her base salary or car allowance so long as such reduction in base salary or car allowance (A) is not required of other personnel of the Company holding comparable positions to that of Employee or (B) is not related to a material adverse change in the Company's business, financial condition, results of operations or prospects. If Employee terminates this Agreement for Good Reason, the Company will pay Employee the amounts, and provide her with the following benefits: if such termination is effective during the final six months of the Initial Term under this Agreement, the severance benefit and other benefits described in SECTION 3.7 of this Agreement, and if such termination is effective during any Renewal Term, the severance benefit and other benefits described in SECTION 3.8 of this Agreement.

         3.10. PROPERTY OF THE COMPANY. Upon termination of her employment with the Company, Employee shall surrender to the Company any and all material, including, but not limited to, manuals, reports, documents, protocols, INDs, preclinical and clinical results, lists of the Company's vendors and customers, computer programs, methods of designing such programs, software, plans, drawings, proposals, designs, product information, confidential purchasing and market research information, Confidential Information (as defined in SECTION 4.2 below) and the like (including all copies thereof) that she has in her possession, custody or control relating to the business of the Company, its affiliates or its customers. Employee acknowledges that all such materials are and shall remain the property of the Company solely and that Employee has no right, title or other interest in or to such materials.

                                   ARTICLE IV

                              RESTRICTIVE COVENANTS

         4.1. NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee will not at any time (other than as may be required or appropriate directly in connection with the performance by her of her duties hereunder), directly or indirectly, use, communicate, disclose or disseminate any Confidential Information (defined below) in any manner whatsoever (except as may be required under legal process by subpoena or other court order or rule, or any compulsory process of any agency of a governmental body). In the event disclosure of any Confidential Information is required of Employee pursuant to the requirements of a government agency, regulation, judicial order or by operation of law, Employee will notify the Company of the requirement to make such disclosure as far in advance of the disclosure as is possible and will assert the confidentiality of such Confidential Information.

         4.2. "CONFIDENTIAL INFORMATION" DEFINED. For purposes of this Agreement, "Confidential Information" shall mean any and all information (oral or written) relating to the Company or any person controlling, controlled by, or under common control with the Company or any of its activities, including, but not limited to, information relating to: technology, research, test procedures and results, trade secrets, machinery and equipment; manufacturing processes; financial information; products; identity and description of materials and services used; purchasing; costs; pricing; customers and prospects; advertising, promotion and marketing; and selling, servicing and information pertaining to any governmental investigation, except such information which is known by Employee prior to the beginning of the Initial Term of employment hereunder, or which becomes known to Employee from a third person or other source not under a duty of confidentiality, or which is disclosed on a non-confidential basis to another party by an employee or other agent of the Company in a manner which does not involve a breach of a duty of confidentiality by the disclosing party, or which is generally in the public domain (such information not being deemed to be in the public domain merely because it is embraced by more general information which is in the public domain), other than as a result of a breach of the provisions of SECTION 4.1 hereof.

         4.3. NON-COMPETITION.Employee recognizes and acknowledges that the business of the Company is highly competitive and that the services to be performed by Employee for the Company are special and unique. Employee agrees that, at any time during the Employment Term (other than with the consent of the Company) and for a period of one year thereafter, Employee shall not engage or participate in, directly or indirectly (whether as an officer, director, employee, partner, consultant, equityholder, lender or otherwise), any business that makes a product that competes with the Company's current or future products including, but not limited to, calcium phosphate adjuvant or hormone replacement gel products.

         4.4. NON-SOLICITATION OF EMPLOYEES. Employee agrees that, during her employment and for a period of one year thereafter, Employee shall not, directly or indirectly, whether for Employee's account or for any other person or entity,
(i) solicit for employment or hire, or attempt to solicit for employment or hire, any person who is employed by the Company, or, but for the violation of this Agreement, would have been employed by the Company, or, who was employed by the Company during the twelve (12) month period immediately preceding termination of the Employee's employment with the Company or (ii) otherwise interfere with the relationship between any such person, the Company and any third party that has a business relationship or a potential business relationship with the Company including, but not limited to, any collaborator, licensor or licensee.

         4.5. REMEDIES. The Company and Employee hereby agree that it is impossible to measure solely in money the damages, which will accrue to the Company by reason of Employee's failure to observe any of her obligations under this ARTICLE IV. Therefore, if the Company shall institute any action or proceeding to enforce such obligations or provisions, Employee hereby waives the claim or defense that there is an adequate remedy at law and agrees in any such action or proceeding not to interpose the claim or defense that such remedy exists at law. Without limiting any other remedies that may be available to the Company, Employee hereby specifically affirms the appropriateness of injunctive or other equitable relief in any such action.

         4.6. REASONABLE LIMITATIONS. The parties hereto stipulate and agree that each of the terms of ARTICLE IV of this Agreement including, but not limited to, the scope of the activities prohibited and the time limitation, is reasonable. The parties further stipulate and agree that in the event a court determines contrary to the agreement of the parties herein that any of the terms of ARTICLE IV of this Agreement are unreasonable or contrary to public policy, or invalid or unenforceable for any reason in fact, law or equity, then the court shall limit the application of any such provision or term or modify any provision or term to that which it finds reasonable, valid or enforceable and shall enforce this Agreement as so limited or modified.

                                    ARTICLE V

                                   INVENTIONS

         5.1. INVENTIONS OWNED BY THE COMPANY. Employee agrees that all Inventions (as defined in SECTION 5.2 hereof) Employee has or hereafter makes, conceives, reduces to practice or authors (either alone or with others) during or within one year after the termination of the Employment Term will be the Company's sole and exclusive property. Employee will, with respect to any such
Invention: (i) keep current, accurate, and complete records, which will belong to the Company and be kept and stored on the Company's premises while Employee is employed by the Company; (ii) promptly and fully disclose the existence and describe the nature of the Invention to the Company in writing (and without request); (iii) assign (and Employee does hereby assign) to the Company all of Employee's rights to all Inventions, any applications Employee makes for patents or copyrights in any country; and (iv) acknowledge and deliver promptly to the Company any written instruments, and perform any other acts necessary in the

Company's opinion to preserve property rights in Inventions against forfeiture, abandonment, or loss and to obtain and maintain patents and/or copyrights on Inventions to vest the entire right and title to Inventions in the Company.

         5.2. INVENTIONS. The term "INVENTIONS" as used in herein, means any discoveries, improvements, creations, ideas and inventions, including without limitation software and artistic and literary works (whether or not they can be patented or copyrighted) that: (i) relate directly to the Company's business or the Company's research or development during the Employment Term, (ii) result from any work Employee performs for the Company; (iii) use the Company's equipment, supplies, facilities or trade secret information; or (iv) Employee develops during any time that Employee is obligated to perform her employment duties.

                                   ARTICLE VI

                                  MISCELLANEOUS

         6.1. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be addressed as follows:

         If to Employee:

                  Leah Lehman, Ph.D.
                  14308 West Braemore Close
                  Libertyville, Illinois 60048

         with a copy to:

                  Hoogendoorn, Talbot, Davids, Godfrey & Milligan
                  122 South Michigan Avenue
                  Suite 1220
                  Chicago, Illinois 60603
                  Attention: Richard M. Sawdey

         If to the Company:

                  BioSante Pharmaceuticals, Inc.
                  175 Olde Half Day Road
                  Lincolnshire, Illinois 60069
                  Attention: Stephen M. Simes

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

         with a copy to:

                  Ungaretti & Harris
                  3500 Three First National Plaza
                  Chicago, IL 60602
                  Attention: Gary I. Levenstein, Esq.

or to such other address or addresses as may hereafter be specified by notice given by any of the above to the others. Notices mailed in accordance with this
SECTION 6.1 shall be deemed given (i) the fifth day after they are mailed and
(ii) the next day after they are sent by reputable overnight courier service.

         6.2. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and permitted assigns. In the case of the Company, the successors and permitted assigns hereunder shall include without limitation any affiliate of the Company as well as the successors in interest to such affiliate (whether by merger, liquidation (including successive mergers or liquidations) or otherwise). This Agreement or any right or interest hereunder is one of personal service and may not be assigned by Employee. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon any person other than the parties and successors and assigns permitted by this SECTION 6.2 any right, remedy or claim under or by reason of this Agreement.

         6.3. ENTIRE AGREEMENT; AMENDMENTS. This Agreement and the Recitals contain the entire understanding of the parties hereto with regard to the subject matter contained herein, and supersede all prior agreements, understandings or letters of intent between the parties hereto. This Agreement shall not be amended, modified or supplemented except by a written instrument signed by each of the parties hereto.

         6.4. INTERPRETATION. Article titles and section headings contained herein are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

         6.5. EXPENSES. Each party hereto will pay all costs and expenses incident to its negotiation and preparation of this Agreement. In the event that the Company brings an action to enforce this Agreement including, but not limited to, Sections 4.3 and 4.4, and is the prevailing party in such action, Employee shall reimburse the Company for the reasonable costs and expenses, including attorneys' fees, so incurred by the Company.

         6.6. WAIVERS. Any term or provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof. Any such waiver shall be validly and sufficiently authorized for the purposes of this Agreement if, as to any party, it is authorized in writing by an authorized representative of such party. The failure of any party hereto to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part hereof or the right of any party thereafter to enforce each and every such provision. No waiver of any breach of this Agreement shall be held to constitute a waiver of any other or subsequent breach.

         6.7. PARTIAL INVALIDITY. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent, but only to the extent, of such invalidity, illegality or unenforceability without invalidating the remainder of such invalid, illegal or unenforceable provision or provisions or any other provisions hereof, unless such a construction would be unreasonable.

         6.8. EXECUTION IN COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be considered an original instrument, but all of which shall be considered one and the same agreement.

         6.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws (as opposed to the conflicts of law provisions) of the State of Illinois.

         6.10. WAIVER OF JURY TRIAL; SUBMISSION TO JURISDICTION. THE PARTIES HERETO (i) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; (ii) IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN COOK COUNTY, ILLINOIS, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS AGREEMENT; AND (iii) IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING.

                            [signature page attached]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

                          COMPANY:

                          BIOSANTE PHARMACEUTICALS, INC.


                          By:      /s/ Stephen M. Simes
                           ------------------------------------------------
                          Name:  Stephen M. Simes
                          Its: Chief Executive Officer

                          EMPLOYEE:


                          /s/ Leah Lehman, PH.D.
                          -------------------------------------------------
                          Leah Lehman, Ph.D.